EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

     Solely for the purposes of complying with 18 U.S.C. 1350, I, Robert Steinberg, the undersigned Chief Financial Officer of Netfran Development Corp. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10—QSB of the Company for the quarterly period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Steinberg

Robert Steinberg

May 15, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Registrant and will be retained by Registrant and furnished to the Securities and Exchange Commission or its staff upon request.